Exhibit 10.2
PARENT COMPANY AGREEMENT
     This Parent Company Agreement (Agreement), is made and entered into as of July 21, 2008, by and among Cerberus FIM, LLC, a limited liability company with headquarters at 299 Park Avenue New York, New York 10171 (“CF”); Cerberus FIM Investors, LLC, a limited liability company with headquarters at 299 Park Avenue New York, New York 10171 (“CF Investors”); FIM Holdings LLC, a limited liability company with headquarters at 299 Park Avenue New York, New York 10171 (“FIM”); GMAC LLC, a limited liability company with headquarters at 200 Renaissance Center, Detroit, MI 48235 (“GMAC”); IB Finance Holding Company, LLC, a limited liability company with headquarters at 200 Renaissance Center, Detroit, MI 48265 (“IB Finance”); (collectively, CF, CF Investors, FIM, GMAC, and IB Finance are herein referred to as the “Parent Companies”) GMAC Bank, a Utah-chartered, nonmember, industrial bank located at 6985 Union Park Center, Midvale, UT 84047 (formerly known as GMAC Automotive Bank and herein referred to as the “Bank”), and the Federal Deposit Insurance Corporation, a Federal banking agency headquartered in Washington, D.C. (the “FDIC”).
WHEREAS, generally, pursuant to the Change in Bank Control Act, 12 U.S.C. § 1817(j), no person may acquire control of a state-chartered, nonmember bank unless it gives the FDIC at least sixty days prior written notice and unless the FDIC does not disapprove the proposed acquisition; and
WHEREAS, on May, 31, 2006, Mr. Stephen A. Feinberg (“Mr. Feinberg”), Citigroup Inc. (“Citigroup”), an Aozora Bank Limited (“Aozora”) submitted an Interagency Notice of Change in Control with respect to the acquisition of indirect control of the Bank which notice was subsequently amended to add The PNC Financial Services Group, Inc. (“PNC”) as an additional notificant (said notice, as amended, is herein referred to as the “Notice”); and
WHEREAS, pursuant to the Notice, four investor groups including Mr. Feinberg (acting through CF and CF Investors), Citigroup, Aozora and PNC, acting together through FIM, proposed to acquire fifty-one percent of the voting shares of GMAC, a parent company of the Bank; and
WHEREAS, on July 28, 2006, the Board of Directors of the FDIC (“Board”) imposed a six-month moratorium on deposit insurance applications and change in control notices with respect to industrial banks; and
WHEREAS, on November 15,2006 the Board authorized staff to issue, and staff issued, a letter of intent not to disapprove the Notice (“Letter of Non-Disapproval”) subject to a number of conditions, including specifically a Two-Year Disposition Agreement by and among CF, CF Investors, FIM, and the FDIC dated November 16, 2006 (the “Disposition Agreement”); and

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WHEREAS, the Disposition Agreement generally requires that CF, CF Investors, and FIM complete one of four specified actions no later than November 30, 2008: (A) become depository institution holding companies, (B) divest control of the Bank, (C) terminate the Bank’s insured status, or (D) obtain a waiver of the requirement to take any of the foregoing actions (“Waiver”), and
WHEREAS, on February 1, 2008 CF, CF Investors, and FIM submitted to the FDIC their request for a Waiver pursuant to paragraph 1(D) of the Disposition Agreement, and
WHEREAS, this Agreement will enable the FDIC to better identify, evaluate, and control the potential risks to the Bank and to the Deposit Insurance Fund; and
WHEREAS, the FDIC may decide to deny the request for a Waiver unless the Parent Companies and the Bank enter into this Agreement;
NOW, THEREFORE, if the FDIC addresses the Waiver request through the execution of an extended disposition agreement with CF, CF Investors, and FIM which extends for ten years the requirement to complete one of four actions specified in the Disposition Agreement (the “Extended Disposition Agreement”), the Parent Companies and the Bank agree to comply with the following:
I.	The Parent Companies
A.	hereby consent to such examinations by the FDIC as the FDIC deems necessary of each Parent Company and each of their subsidiaries to monitor compliance with the provisions of the Extended Disposition Agreement, any amended non-disapproval; any agreements executed in connection with the Extended Disposition Agreement or any non-disapproval, the Federal Deposit Insurance Act (the “FDI Act”) and any other federal law that the FDIC has specific jurisdiction to enforce against such company or subsidiary including, without limitation, those laws and regulations governing transactions and relationships between any depository institution subsidiary and its affiliates;

B.	except for GMAC and IB Finance, shall each submit to the FDIC an initial listing of all of its affiliates and update the list annually;

C.	shall each submit to the FDIC an annual report regarding its operations and activities, in the form and manner prescribed by the FDIC, and such other reports as may be requested by the FDIC to keep the FDIC informed as to financial condition, systems for monitoring and controlling financial and operating risks, and transactions with the Bank; and compliance by such Parent Company and its subsidiaries with applicable provisions of the Extended Disposition Agreement, any amended non-disapproval, the agreements executed in connection with the Extended Disposition Agreement or any amended non-disapproval, the FDI Act, and any other

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Federal laws that the FDIC has specific jurisdiction to enforce against such company or subsidiary;
D.	shall cause an independent annual audit of the Bank to be performed during the first seven years of operation after the effective date of the Extended Disposition Agreement;

E.	shall each provide written notification to the FDIC within thirty days of becoming aware of any person who acquires control, directly or indirectly, of 10 percent or more of the voting shares or member’s interests of any of the Parent Companies;

F.	shall obtain written approval from the New York Regional Director of the FDIC (“Regional Director”) prior to adding a member to the Bank’s board of directors during the first seven years of operation after the effective date of the Extended Disposition Agreement;

G.	shall each serve as a source of strength to the Bank;

H.	shall maintain the Bank’s capital at such levels as the FDIC deems appropriate, as reflected in the terms of a Capital and Liquidity Maintenance Agreement (“CALMA”) entered into by the Parent Companies, the FDIC, the Bank, and such other parties as the FDIC deems appropriate, and/or take such other actions as the FDIC deems appropriate to provide the Bank with a resource for additional capital and liquidity;

I.	shall each notify the FDIC within five days of any non-compliance with any of the covenants in any agreements with (i) its lenders, including credit agreements, bond indenture, or similar documents, and (ii) any funding or related agreements including those related to securitizations and issuances of preferred securities (such covenants are herein collectively referred to as “Covenants”);

J.	shall each provide the FDIC with copies of any executed agreements with its lenders within thirty days after execution, and if any Covenants are modified after the effective date of the Extended Disposition Agreement, each affected company shall notify the FDIC of the modification within thirty days after execution of the modification;

K.	shall each notify the FDIC within thirty days after incurring any additional debt, other than borrowings in the normal course of business;

L.	shall each provide written notice to the FDIC within thirty days after the transfer of any of its assets (including any interest in the Bank or any other subsidiary) to any other party, except any transfers in the normal course of business, and except any transfer of an interest in the Bank that is subject to the notice requirements of the Change in Bank Control Act, 12 U.S.C. § 18 i 7(j);

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M.	shall each obtain the Regional Director’s approval prior to transferring any interest in the Bank amounting to control of the Bank to any entity directly or indirectly controlled by Mr. Feinberg (a “Feinberg Entity”) and

N.	shall each maintain such records as the FDIC may deem necessary to assess the risks to the Bank or to the Deposit Insurance Fund.
II.	In addition to its obligations under section I above, GMAC shall
A.	within 10 days after execution of this Agreement, provide to the Bank a list of all companies controlled, directly or indirectly, by GMAC (collectively, “GMAC Companies”), and shall provide to the Bank annual updates of any changes to this list;

B.	at such intervals as the FDIC deems appropriate, provide the FDIC with such information as the FDIC deems appropriate concerning any GMAC affiliate and its relationship with the Bank as well as its impact or effect on the Bank, and if disclosure of information concerning any non-U.S. GMAC Company is prohibited by law or otherwise, GMAC shall cooperate with the FDIC, including without limitation, by seeking timely waivers or exemptions from any applicable confidentiality or secrecy restrictions or requirements, to enable the disclosure of such information to the FDIC, written in English and expressed in U.S. dollars;

C.	maintain its capital at a level such that
1.	on the effective date of the Extended Disposition Agreement and thereafter, the ratio of its Total Equity Capital to Total Assets is at least 5 percent; for purposes of calculating this ratio. (i) Total Equity Capital means total equity as reported in GMAC LLC’s consolidated balance sheet, as reported in its Securities and Exchange Commission filings (SEC Form 10K an Form 10Q) and (ii) Total Assets means total assets as reported in the consolidated balance sheet portion of GMAC LLC’s SEC filings; and

2.	as of December 31, 2008 and at each quarter-end thereafter, the ratio of its Tangible Equity Capital to Total Assets is at least 5 percent; for purposes of calculating this ratio, (i) Tangible Equity Capital means total equity as reported in GMAC LLC’s consolidated balance sheet, minus goodwill and intangible assets, net of accumulated amortization (other than mortgage servicing assets), as reported in its Securities and Exchange Commission filings (SEC Form 10K and Form 10Q) and (ii) Total Assets means total assets less all goodwill and intangible assets (other than mortgage servicing assets) as reported in the consolidated balance sheet portion of GMAC LLC’s SEC filings;

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provided that no later than thirty days after each month-end until December 31, 2008, and thereafter no later than thirty days after each quarter-end unless otherwise directed by the Regional Director, GMAC shall report to the Regional Director its calculation of the above capital ratios as of each month-end or quarter-end, as appropriate; and provided further that, in the event that GMAC does not maintain its capital ratios as specified in paragraphs 1 and 2 above, GMAC shall submit to the Regional Director within thirty days after discovery of such noncompliance its plan to restore compliance with those capital ratios.

D.	limit the representation, direct and indirect, of General Motors Corporation (“GM”) on the Bank’s board of directors to no more than 25 percent of the members of such board of directors, in the aggregate, provided that in the event of the resignation, death, or removal of a director who does not represent GM, GMAC will have 120 days to fill the vacancy; and

E.	limit the representation, direct and indirect, of all Feinberg Entities, other than GMAC and its subsidiaries, on the Bank’s board of directors to no more than 25 percent of the members of such board of directors, in the aggregate, provided that in the event of the resignation, death, or removal of a director who does not represent such a Feinberg Entity, GMAC will have 120 days to fill the vacancy.
III.	The Bank shall
A.	obtain written approval from the Regional Director prior to engaging in any transaction with a non-U.S. affiliate

B.	prior to entering into any transaction with a non-U.S. affiliate, and until such transaction is consummated or terminated, obtain and maintain current financial information on that affiliate and make that information available for examiner review at the Bank’s main office in the U.S.; at a minimum, such financial information shall include an annual income statement and balance sheet no more than 18-months old, expressed in U.S. dollars, written in English, and audited by a reputable accounting firm;

C.	obtain written approval from the Regional Director prior to hiring any senior executive officer during the first seven years of operation after the effective date of the Extended Disposition Agreement;

D.	obtain written approval from the Regional Director prior to hiring a senior executive officer who is associated in any manner (e.g., as a director, officer, employee. agent, owner, partner, adviser or consultant) (i) with any Feinberg Entity or (ii) with Mr. Feinberg;

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E.	obtain written approval from the Regional Director prior to entering into any contract for essential services with any affiliate;

F.	obtain written approval from the Regional Director prior to consummating any proposed major deviation or material change from its business plan during the first seven years of operation after the effective date of the Extended Disposition Agreement;

G.	notify the FDIC in writing at least thirty days before the aggregate amount of covered transactions between the Bank and its affiliates, except for those transactions that satisfy the collateral requirements in 12 C.F.R. § 223.42(c), exceeds 10 percent of the Bank’s capital stock and surplus (For purposes of this provision, “covered transaction” and “affiliate” have the same meanings as in 12 C.F.R. part 223 subpart A);

H.	notify the FDIC in writing within five days after discovery of any material change to the financial condition of any Parent Company, any third party counter-party, or any other Bank affiliate, which has, or is likely to have, an adverse effect on the ability of those companies to comply with their obligations under the CALMA;

I.	complete and maintain on an ongoing basis, an independent risk assessment of its relationship with and dependence on, any Parent Company, focusing on the identification, measurement, monitoring, and management of any risk factors that could potentially and negatively impact the Bank; at a minimum, the independent assessment will consider each such company’s financial condition and performance, the quality of its management and corporate governance, and an appropriate variety of negative scenarios, and based on this assessment, the Bank shall take actions to ensure that appropriate corporate separateness will be maintained between the Bank and such companies, that appropriate contingency plans are maintained and encompass deposit activities and any other services or support provided by the relationship, and that any potential deterioration of any such company will not negatively impact the Bank;

J.	in connection with the requirement in paragraph I.D. above for an annual independent audit, submit to the FDIC: (i) a copy of the audited annual financial statements and the independent public auditor’s report thereon within 90 days after the end of the depository institution’s fiscal year, (ii) a copy of any other reports by the independent auditor (including any management letters) within 15 days after their receipt by the institution, and (ii) written notification within 15 days after a change in the institution’s independent auditor occurs; and

K.	not establish or maintain on any property owned, leased or occupied by a Feinberg Entity, other than the Bank, a branch, loan production office,

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deposit production office, or A TM, or otherwise provide, offer, or market financial services on such property.
IV.	Miscellaneous Provisions
A.	Definitions. As used in this Agreement, and except as provided otherwise herein, the terms listed below have the following meanings
1.	The term “affiliate” means a company that controls, is controlled by, or is under common control with, another company.

2.	The term “board of directors” includes, for a corporation, the board of directors, and for a limited liability company, the board of managers or the managing member(s), as appropriate.

3.	Except for purposes of calculating the amount of covered transactions in paragraph, III G above, the term “control” has the meaning given it in the Change in Bank Control Act, 12 U.S.C. § 1817(j)(8) and includes the presumption of control at 12 C.F.R. § 303.82(b)(2).

4.	The term “subsidiary” means any company that is directly or indirectly controlled by another company.

5.	The term “lender” means any entity that extends credit to another entity, including without limitations, a bondholder.

6.	Other terms used in this Agreement that are not otherwise defined herein have the meanings given them in section 3 of the FDI Act, 12 U.S.C. § 1813.
B.	Enforceability as Written Agreement. In addition to any other remedies provided by law, this Agreement is binding and enforceable by FDIC as a written agreement pursuant to Section 8 of the FDI (12 U.S.C. § 1818) (“Section 8”) and each Parent Company is an institution-affiliated party for purposes of section 8.

C.	Authority. For each party to this Agreement that is a corporation, other than the FDIC, the board of directors of such party has approved a resolution (the “Resolution”) authorizing its entry into this Agreement. Each party that is a limited liability company or a partnership has provided to the FDIC a certification of counsel or a certified copy of the Resolution of the board of directors authorizing its entry into this Agreement. Each certification of counsel or certified copy of each Resolution are attached hereto as Exhibits 1 through 6 and incorporated herein by reference.

D.	Governing Laws. This Agreement and the rights and obligations hereunder shall be governed by and shall be construed in accordance with

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the Federal law of the United States, and, in the absence of controlling Federal law, in accordance with the laws of the State of New York.

E.	No Waiver. No failure to exercise, and no delay in the exercise of, any right or remedy on the part of any of the parties to this Agreement shall operate as a waiver or termination of such right or remedy. Further, any exercise or partial exercise of any right or remedy relating to this Agreement will not preclude any other or further exercise of such right or remedy or any other right or remedy.

F.	No Oral Change. This Agreement and the rights and obligations herein may not be amended, discharged, released, renewed or extended in whole or in part, in any manner except by a writing signed by all of the parties.

G.	Addresses. Any request, notice, correspondence or submission required or permitted by the Agreement shall be provided in writing and shall be delivered by hand or sent by United States express mail or commercial express mail, postage prepaid, and addressed as follows:
If to Cerberus FIM, LLC; Cerberus FIM Investors, LLC; or FIM Holdings LLC:
[Cerberus FIM, LLC] [Cerberus FIM Investors, LLC] or [FIM Holdings LLC]
299 Park Avenue
New York, New York 10171
If to GMAC LLC; or IB Finance Holding Company, LLC;
[GMAC LLC] or [IB Finance Holding Company, LLC]
200 Renaissance Center
Detroit, MI 48235
If to the GMAC Bank:
GMAC Bank
6985 Union Park Center
Midvale, UT 84047
If to the FDIC:
Associate Director, Division of Supervision and Consumer Protection
Supervision and Applications Branch
Federal Deposit Insurance Corporation
550 17th Street, NW
Washington, D.C. 20429
And

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Regional Director
New York Regional Office
Federal Deposit Insurance Corporation
20 Exchange Place - 4th Floor
New York, NY 10005
H.	No Assignment. This agreement may not be assigned or transferred, in whole or in part, without the prior written consent of the Regional Director.

I.	Binding on Successors and Assigns. This Agreement is binding on the parties hereto and their successors and assigns.

J.	Complete Agreement. This Agreement is the complete and exclusive statement of the agreement between the parties concerning the commitments set forth in the Agreement, and supersedes all prior written or oral communications, representations and agreements relating to the subject matter of these paragraphs.

K.	Joint and Several Liability. The obligations, liabilities, agreements and commitments of the Parent Companies in paragraphs I.D., I.F., I.G., and I.H. of this Agreement are joint and several, and the FDIC may pursue any right or remedy that it may have against one or more of the Parent Companies, consecutively or simultaneously, without releasing or discharging any other Parent Company.

L.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all such counterparts taken together shall constitute one and the same Agreement.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year indicated above.
Cerberus FIM, LLC,
By its sole Managing Member:
By:     /s/ Mark A. Neporent
Printed Name and Title:  Mark A. Neporent

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Cerberus FIM Investors, LLC,
By its Managing Member:
By:     /s/ Mark A. Neporent
Printed Name and Title:  Mark A. Neporent
FIM Holdings LLC
By its Managing Member(s):
By:     /s/ Mark A. Neporent
Printed Name and Title:  Mark A. Neporent
GMAC LLC
By its Managing Member(s):
By:       /s/ Robert S. Hull
Printed Name and Title:  Robert S. Hull, Executive Vice President and Chief Financial Officer
IB Finance Holding Company, LLC
By its Managing Member(s):
By:  /s/ C. L. Quenneville
Printed Name and Title:  C. L. Quenneville, Secretary
GMAC Bank
By:  /s/ Mark B. Hales
Printed Name and Title:  Mark B. Hales, President and CEO

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Federal Deposit Insurance Corporation

By:	/s/ Sandra L. Thompson

Sandra L. Thompson, Director
Division of Supervision and Consumer Protection

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